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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-29679) of FNB Financial Services Corporation of our report dated June 30, 2000 relating to the financial statements of FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP

Raleigh, North Carolina
July 12, 2000